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                                   EXHIBIT 99
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                                                                    NEWS RELEASE
                                                                 [CONECTIV LOGO]
FOR IMMEDIATE RELEASE
May 1, 2001

Investor Contact:    Bob Marshall, Conectiv (302) 429-3164
Media Contact:       Tim Brown, Conectiv (302) 283-5803

                           CONECTIV RESCHEDULES ANNUAL
                            STOCKHOLDER MEETING DATE

WILMINGTON, Del. - Conectiv's (NYSE: CIV & CIVA) Board of Directors today set Tuesday, July 17, 2001 as the new date for its Annual Meeting of Stockholders to vote on Conectiv's proposed merger with Potomac Electric Power Company and other matters.

                     The meeting will be held at The Baby Grand Theatre, The Edith and Alexander Giacco Building (located next door to The Grand Opera House), 818 N. Market Street, in Wilmington, Delaware at 11:00 a.m. (EDT).


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